Exhibit 4.1

TENTH SUPPLEMENTAL INDENTURE

This Tenth Supplemental Indenture, dated as of April 14, 2023 (the “Tenth Supplemental Indenture”), among Apollo Management Holdings, L.P., a limited partnership duly organized and existing under the laws of the State of Delaware (the “Company”), the Guarantors party hereto, Apollo Global Management, Inc., a Delaware corporation, and Apollo Asset Management, Inc., a Delaware corporation (each a “New Guarantor” and together the “New Guarantors”), and Computershare Trust Company, National Association (f/k/a Wells Fargo Bank, National Association), a national banking association, as Trustee under the Indenture (as hereinafter defined) and hereunder (the “Trustee”), supplements that certain Indenture, dated as of May 30, 2014, among the Company, the Guarantors named therein and the Trustee (the “Base Indenture”), as supplemented by the first supplemental indenture, dated as of May 30, 2014, (the “First Supplemental Indenture”), as further supplemented by the second supplemental indenture, dated as of January 30, 2015, (the “Second Supplemental Indenture”), as further supplemented by the third supplemental indenture, dated as of February 1, 2016, (the “Third Supplemental Indenture”), as further supplemented by the fourth supplemental indenture, dated as of May 27, 2016, (the “Fourth Supplemental Indenture”), as further supplemented by the fifth supplemental indenture, dated as of April 13, 2017, (the “Fifth Supplemental Indenture”), as further supplemented by the sixth supplemental indenture, dated as of March 15, 2018, (the “Sixth Supplemental Indenture), as further supplemented by the seventh supplemental indenture, dated as of February 7, 2019, (the “Seventh Supplemental Indenture”), as further supplemented by the eight supplemental indenture, dated as of June 11, 2019, (the “Eighth Supplemental Indenture”), as further supplemented by the ninth supplemental indenture, dated as of June 5, 2020, (the “Ninth Supplemental Indenture”), and together with this Tenth Supplemental Indenture, the “Indenture”). Capitalized terms used herein without definitions shall have the meaning assigned to them in the Indenture.

RECITALS OF THE COMPANY

The Company and the Guarantors party thereto have heretofore executed and delivered to the Trustee the Base Indenture providing for the issuance from time to time of one or more series of the Company’s senior unsecured debt securities.

The Company and the Guarantors party thereto have heretofore executed and delivered to the Trustee (a) the First Supplemental Indenture providing for the issuance and the terms of a series of Securities designated as the Company’s “4.000% Senior Notes due 2024”; (b) the Fourth Supplemental Indenture providing for the issuance and the terms of a series of Securities designated as the Company’s “4.400% Senior Notes due 2026”; (c) the Sixth Supplemental Indenture providing for the issuance and the terms of a series of Securities designated as the Company’s “5.000% Senior Notes due 2048”; (d) the Seventh Supplemental Indenture providing for the issuance and the terms of a series of Securities designated as the Company’s “4.872% Senior Notes due 2029”, initially in the aggregate principal amount of $550,000,000; (e) the Eighth Supplemental Indenture providing for the additional issuance of “4.872% Senior Notes due 2029” under the Seventh Supplemental Indenture, in an aggregate principal amount of $125,000,000; and (f) the Ninth Supplemental Indenture providing for the issuance and the terms of a series of Securities designated as the Company’s “2.650% Senior Notes due 2030”.

The Company and the Guarantors party thereto have heretofore executed and delivered to the Trustee the Second Supplemental Indenture, the Third Supplemental Indenture, and the Fifth Supplemental Indenture pursuant to which Apollo Principal Holdings X, L.P., Apollo Principal Holdings XI, L.P., and Apollo Principal Holdings XII, L.P., respectively, (i) agreed to become a party to the Indenture as a Guarantor and (ii) to fully and unconditionally Guarantee to each Holder of the Notes and the Trustee the obligations of the Company pursuant to and as set forth in Article XIV of the Base Indenture.

Pursuant to Section 901 of the Indenture, the Company, the Guarantors and the Trustee may, without the consent of any Holders, enter into this Tenth Supplemental Indenture for the purpose of adding the New Guarantors as Guarantors under the Indenture.

Pursuant to Sections 901 and 1413 of the Indenture, the Trustee is authorized to execute and deliver this Tenth Supplemental Indenture.

This Tenth Supplemental Indenture shall not result in a material modification of the Notes for purposes of the Foreign Account Tax Compliance Act.

Section 1.1    Agreement to be Bound. Each New Guarantor hereby agrees to become a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of Guarantors under the Indenture.

Section 1.2    Guarantee. Each New Guarantor agrees, on a joint and several basis, with the existing Guarantors, to fully and unconditionally Guarantee to each Holder of the Notes and the Trustee the obligations of the Company pursuant to and as set forth in Article XIV of the Base Indenture.

Section 1.3    Notices. All notices or other communications to the New Guarantors shall be given as provided in Section 105 of the Base Indenture.

Section 1.4    Execution as Supplemental Indenture. This Tenth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, and the Ninth Supplemental Indenture, and, as provided in the Base Indenture, forms part thereof.

Section 1.5    Not Responsible for Recitals. The recitals contained herein shall be taken as the statements of the Company, the Guarantors party hereto and the New Guarantors, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Tenth Supplemental Indenture or of the Guarantees.

Section 1.6    Separability Clause. In case any provision in this Tenth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.7    Successors and Assigns. All covenants and agreements in this Tenth Supplemental Indenture by the Company and the Guarantors shall bind their respective successors and assigns, whether so expressed or not. All agreements of the Trustee in this Tenth Supplemental Indenture shall bind its successors and assigns, whether so expressed or not.

Section 1.8    Execution and Counterparts. This Tenth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. This exchange of copies of this Tenth Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Tenth Supplemental Indenture as to the parties hereto and may be used in lieu of the original Tenth Supplemental Indenture and signature pages for all purposes.

Section 1.9    Governing Law. This Tenth Supplemental Indenture shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of law.

[Signature page to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Tenth Supplemental Indenture to be duly executed all as of the day and year first above written.

Apollo Management Holdings, L.P., as Issuer

By:	Apollo Management
Holdings GP, LLC, its general partner

By:	/s/ Jessica L. Lomm
Name:	Jessica L. Lomm
Title:	Vice President and Secretary

Apollo Principal Holdings I, L.P., as Guarantor

By:	Apollo Principal Holdings I
GP, LLC, its general partner

By:	/s/ Jessica L. Lomm
Name:	Jessica L. Lomm
Title:	Vice President and Secretary

Apollo Principal Holdings II, L.P., as Guarantor

By:	Apollo Principal Holdings II
GP, LLC, its general partner

By:	/s/ Jessica L. Lomm
Name:	Jessica L. Lomm
Title:	Vice President and Secretary

[Signature Page to Tenth Supplemental Indenture]

Apollo Principal Holdings III, L.P., as Guarantor

By:	Apollo Principal Holdings III
GP, Ltd., its general partner

By:	/s/ Jessica L. Lomm
Name:	Jessica L. Lomm
Title:	Vice President and Secretary

Apollo Principal Holdings IV, L.P., as Guarantor

By:	Apollo Principal Holdings IV
GP, Ltd., its general partner

By:	/s/ Jessica L. Lomm
Name:	Jessica L. Lomm
Title:	Vice President and Secretary

Apollo Principal Holdings V, L.P., as Guarantor

By:	Apollo Principal Holdings V
GP, LLC, its general partner

By:	/s/ Jessica L. Lomm
Name:	Jessica L. Lomm
Title:	Vice President and Secretary

[Signature Page to Tenth Supplemental Indenture]

Apollo Principal Holdings VI, L.P., as Guarantor

By:	Apollo Principal Holdings VI
GP, LLC, its general partner

By:	/s/ Jessica L. Lomm
Name:	Jessica L. Lomm
Title:	Vice President and Secretary

Apollo Principal Holdings VII, L.P., as Guarantor

By:	Apollo Principal Holdings
VII GP, Ltd., its general partner

By:	/s/ Jessica L. Lomm
Name:	Jessica L. Lomm
Title:	Vice President and Secretary

Apollo Principal Holdings VIII, L.P., as Guarantor

By:	Apollo Principal Holdings
VIII GP, Ltd., its general partner

By:	/s/ Jessica L. Lomm
Name:	Jessica L. Lomm
Title:	Vice President and Secretary

[Signature Page to Tenth Supplemental Indenture]

Apollo Principal Holdings IX, L.P., as Guarantor

By:	Apollo Principal Holdings IX
GP, Ltd., its general partner

By:	/s/ Jessica L. Lomm
Name:	Jessica L. Lomm
Title:	Vice President and Secretary

Apollo Principal Holdings X, L.P., as Guarantor

By:	Apollo Principal Holdings X
GP, Ltd., its general partner

By:	/s/ Jessica L. Lomm
Name:	Jessica L. Lomm
Title:	Vice President and Secretary

Apollo Principal Holdings XI, LLC, as Guarantor

By:	/s/ William B. Kuesel
Name:	William B. Kuesel
Title:	Manager

Apollo Principal Holdings XII, L.P., as Guarantor

By:	Apollo Principal Holdings
XII GP, LLC, its general partner

By:	/s/ Jessica L. Lomm
Name:	Jessica L. Lomm
Title:	Vice President and Secretary

[Signature Page to Tenth Supplemental Indenture]

AMH Holdings (Cayman), L.P., as Guarantor

By:	AMH Holdings GP, Ltd., its
general partner
By:	Apollo Management
Holdings GP, LLC, its sole director

By:	/s/ Jessica L. Lomm
Name:	Jessica L. Lomm
Title:	Vice President and Secretary

Apollo Global Management, Inc., as Guarantor

By:	/s/ Jessica L. Lomm
Name:	Jessica L. Lomm
Title:	Vice President and Secretary

Apollo Asset Management, Inc., as Guarantor

By:	/s/ Jessica L. Lomm
Name:	Jessica L. Lomm
Title:	Vice President and Secretary

[Signature Page to Tenth Supplemental Indenture]

Computershare Trust Company, National Association, as Trustee

By:	/s/ Niki Austin
Name:	Niki Austin
Title:	Assistant Vice President

[Signature Page to Tenth Supplemental Indenture]